Lincoln Electric Reports Third Quarter 2017 Financial Results

Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS THIRD QUARTER 2017 RESULTS

Third Quarter 2017 Highlights
▪ Sales increase of 17.9% with 5.6% higher organic sales as industrial demand improves
▪ EPS of $1.59, Adjusted EPS of $0.93
▪ Solid cash conversion of 134% (1)

CLEVELAND, Friday, October 27, 2017 -- Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported third quarter 2017 net income of $106.1 million, or diluted earnings per share (EPS) of $1.59. Reported EPS includes a bargain purchase gain related to the Air Liquide Welding acquisition ($51.6 million, or $0.77 EPS) and other special item after-tax charges ($7.2 million, or $0.11 EPS). Excluding these items, third quarter adjusted net income was $61.8 million, or $0.93 EPS, as compared with $60.0 million, or $0.89 EPS in the prior year period.

Third quarter 2017 sales increased 17.9% to $669.5 million from an 11.0% benefit from acquisitions, 3.8% higher volumes, a 1.8% increase in price and 1.4% from favorable foreign exchange.

Operating income for the third quarter 2017 was $133.1 million, or 19.9% of sales. This compares with operating income of $81.8 million, or 14.4% of sales, in the comparable 2016 period. On an adjusted basis, operating income was $92.4 million, or 13.8% of sales, as compared with $81.8 million, or 14.4% of sales, in the prior year. The acquisition had an unfavorable 140 basis point impact to the adjusted operating income margin.

The third quarter 2017 tax rate was 18.8%. The tax rate was favorably impacted by the bargain purchase gain which had no tax effect. The third quarter 2017 tax rate excluding special items was 31.3% as compared to 25.2% in the comparable 2016 period. The higher current year effective tax rate is attributable to the geographical mix of earnings and the unfavorable effect of discrete tax items.

On July 31, 2017, the Company completed its acquisition of Air Liquide Welding, a subsidiary of Air Liquide, for a purchase price of $135.1 million adjusted for certain debt-like obligations. The cash purchase price paid, net of cash acquired, was $72.5 million. The Company funded the transaction with available cash on hand.

Christopher L. Mapes, chairman, president and chief executive officer stated:

"We achieved solid performance from improving end market demand and the successful close of the Air Liquide Welding transaction. Integration is proceeding quickly and we remain confident in the synergies we expect to realize from our initiatives. As we move into 2018, we expect to benefit from an ongoing global recovery in most end markets. Our team will continue to focus on the global integration of the Air Liquide Welding business, relentlessly support our customers and execute on our 2020 Vision and Strategy."

Nine Months 2017 Summary

Net income for the nine months ended September 30, 2017 was $223.3 million, or EPS of $3.35, as compared with $145.0 million, or $2.11 EPS in the prior year period. Current period reported EPS includes a bargain purchase gain related to the Air Liquide Welding acquisition ($51.6 million, or $0.77 EPS) and other special item after-tax charges ($13.5 million, or $0.20 EPS). Adjusted net income for the nine months ended September 30, 2017 was $185.2 million, or $2.78 EPS, as compared with $171.1 million, or $2.49 EPS in the prior period.

_______________________________________________________________________________

(1)	Cash conversion is defined as Net cash provided by operating activities less Capital expenditures divided by Adjusted net income.

Lincoln Electric Reports Third Quarter 2017 Financial Results

Sales increased 9.7% to $1.9 billion for the nine months ended September 30, 2017 from a 3.9% benefit from acquisitions, 3.3% higher volumes and a 2.2% increase in price.

Operating income for the nine months ended September 30, 2017 was $302.2 million, or 16.1% of sales. This compares with operating income of $205.2 million, or 12.0% of sales, in the comparable 2016 period. On an adjusted basis, operating income was $269.6 million, or 14.4% of sales, as compared with $239.6 million, or 14.0% of sales, in the prior year. The acquisition had an unfavorable 50 basis point impact to the adjusted operating income margin.

The tax rate was 23.7% for the nine months ended September 30, 2017. The tax rate was favorably impacted by the bargain purchase gain which had no tax effect. The current period tax rate excluding special items was 28.8% as compared to 26.8% in the comparable 2016 period. The higher current year effective tax rate is attributable to the geographical mix of earnings and the unfavorable effect of discrete tax items.

Dividend

The Company's Board of Directors declared an 11.4% increase in the quarterly cash dividend, from $0.35 per share to $0.39, or $1.56 per share on an annual basis.  The declared quarterly cash dividend of $0.39 per share is payable January 12, 2018 to shareholders of record as of December 29, 2017.

Webcast Information

A conference call to discuss third quarter 2017 financial results will be webcast live today, October 27, 2017, at 10:00 a.m., Eastern Time.  This webcast is accessible at http://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register, download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

Investors who are unable to access the webcast may listen to the conference call live by telephone by dialing (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 94532360. Telephone participants are asked to dial in 10 - 15 minutes prior to the start of the conference call.

Financial results for the third quarter 2017 can also be obtained at http://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxy-fuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 63 manufacturing locations, including operations and joint ventures in 23 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at http://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted net income, Adjusted diluted earnings per share and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Lincoln Electric Reports Third Quarter 2017 Financial Results

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate the Air Liquide Welding business acquisition; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three Months Ended September 30,				Fav (Unfav) to Prior Year
	2017	% of Sales	2016	% of Sales	$	%
Net sales	$669,491	100.0%	$567,646	100.0%	$101,845	17.9%
Cost of goods sold	449,975	67.2%	367,834	64.8%	(82,141)	(22.3%)
Gross profit	219,516	32.8%	199,812	35.2%	19,704	9.9%
Selling, general & administrative expenses	132,748	19.8%	117,983	20.8%	(14,765)	(12.5%)
Pension settlement charges	5,283	0.8%	—	—	(5,283)	(100.0%)
Bargain purchase gain	(51,585)	7.7%	—	—	51,585	100.0%
Operating income	133,070	19.9%	81,829	14.4%	51,241	62.6%
Interest income	1,327	0.2%	360	0.1%	967	268.6%
Equity earnings in affiliates	766	0.1%	619	0.1%	147	23.7%
Other income	1,401	0.2%	1,303	0.2%	98	7.5%
Interest expense	(5,922)	0.9%	(3,815)	0.7%	(2,107)	(55.2%)
Income before income taxes	130,642	19.5%	80,296	14.1%	50,346	62.7%
Income taxes	24,531	3.7%	20,257	3.6%	(4,274)	(21.1%)
Effective tax rate	18.8%		25.2%		6.4%
Net income including non-controlling interests	106,111	15.8%	60,039	10.6%	46,072	76.7%
Non-controlling interests in subsidiaries’ loss	(15)	—	(10)	—	(5)	(50.0%)
Net income	$106,126	15.9%	$60,049	10.6%	$46,077	76.7%

Basic earnings per share	$1.61		$0.90		$0.71	78.9%
Diluted earnings per share	$1.59		$0.89		$0.70	78.7%
Weighted average shares (basic)	65,806		66,477
Weighted average shares (diluted)	66,702		67,182
	Nine Months Ended September 30,				Fav (Unfav) to Prior Year
	2017	% of Sales	2016	% of Sales	$	%
Net sales	$1,877,246	100.0%	$1,710,786	100.0%	$166,460	9.7%
Cost of goods sold	1,236,386	65.9%	1,118,945	65.4%	(117,441)	(10.5%)
Gross profit	640,860	34.1%	591,841	34.6%	49,019	8.3%
Selling, general & administrative expenses	384,964	20.5%	352,290	20.6%	(32,674)	(9.3%)
Pension settlement charges	5,283	0.3%	—	—	(5,283)	(100.0%)
Loss on deconsolidation of Venezuelan subsidiary	—	—	34,348	2.0%	34,348	100.0%
Bargain purchase gain	(51,585)	2.7%	—	—	51,585	100.0%
Operating income	302,198	16.1%	205,203	12.0%	96,995	47.3%
Interest income	3,349	0.2%	1,225	0.1%	2,124	173.4%
Equity earnings in affiliates	2,001	0.1%	2,084	0.1%	(83)	(4.0%)
Other income	3,293	0.2%	2,552	0.1%	741	29.0%
Interest expense	(18,333)	1.0%	(11,828)	0.7%	(6,505)	(55.0%)
Income before income taxes	292,508	15.6%	199,236	11.6%	93,272	46.8%
Income taxes	69,218	3.7%	54,264	3.2%	(14,954)	(27.6%)
Effective tax rate	23.7%		27.2%		3.5%
Net income including non-controlling interests	223,290	11.9%	144,972	8.5%	78,318	54.0%
Non-controlling interests in subsidiaries’ loss	(32)	—	(32)	—	—	—
Net income	$223,322	11.9%	$145,004	8.5%	$78,318	54.0%

Basic earnings per share	$3.40		$2.13		$1.27	59.6%
Diluted earnings per share	$3.35		$2.11		$1.24	58.8%
Weighted average shares (basic)	65,769		68,081
Weighted average shares (diluted)	66,679		68,784

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	September 30, 2017		December 31, 2016
Cash and cash equivalents	$299,453		$379,179
Marketable securities	179,284		38,922
Total current assets	1,378,681		1,043,713
Property, plant and equipment, net	475,071		372,377
Total assets	2,411,103		1,943,437
Total current liabilities	539,856		388,107
Short-term debt (1)	2,135		1,889
Long-term debt, less current portion	704,804		703,704
Total equity	945,928		712,206

Operating Working Capital	September 30, 2017		December 31, 2016
Accounts receivable, net	$401,231		$273,993
Inventories	389,722		255,406
Trade accounts payable	242,253		176,757
Operating working capital	$548,700		$352,642

Average operating working capital to Net sales (2)	20.5%	(3)	15.6%

Invested Capital	September 30, 2017		December 31, 2016
Short-term debt (1)	$2,135		$1,889
Long-term debt, less current portion	704,804		703,704
Total debt	706,939		705,593
Total equity	945,928		712,206
Invested capital	$1,652,867		$1,417,799

Total debt / invested capital	42.8%		49.8%

(1)	Includes current portion of long-term debt.

(2)	Average operating working capital to Net sales is defined as operating working capital as of period end divided by annualized rolling three months of Net sales.

(3)	Includes only two months of Net sales related to the acquisition of Air Liquide Welding. Average operating working capital to Net Sales excluding the acquisition was 17.6%.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
 Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Operating income as reported	$133,070	$81,829	$302,198	$205,203
Special items (pre-tax):
Pension settlement charges (2)	5,283	—	5,283	—
Loss on deconsolidation of Venezuelan subsidiary (3)	—	—	—	34,348
Acquisition transaction and integration costs (4)	3,273	—	11,386	—
Amortization of step up in value of acquired inventories (4)	2,314	—	2,314	—
Bargain purchase gain (4)	(51,585)	—	(51,585)	—
Adjusted operating income (1)	$92,355	$81,829	$269,596	$239,551
As a percent of total sales	13.8%	14.4%	14.4%	14.0%

Net income as reported	$106,126	$60,049	$223,322	$145,004
Special items (after-tax):
Pension settlement charges (2)	3,260	—	3,260	—
Loss on deconsolidation of Venezuelan subsidiary (3)	—	—	—	33,251
Income tax valuation reversals (5)	—	—	—	(7,196)
Acquisition transaction and integration costs (4)	2,229	—	8,457	—
Amortization of step up in value of acquired inventories (4)	1,745	—	1,745	—
Bargain purchase gain (4)	(51,585)	—	(51,585)	—
Adjusted net income (1)	$61,775	$60,049	$185,199	$171,059

Diluted earnings per share as reported	$1.59	$0.89	$3.35	$2.11
Special items	(0.66)	—	(0.57)	0.38
Adjusted diluted earnings per share (1)	$0.93	$0.89	$2.78	$2.49

Weighted average shares (diluted)	66,702	67,182	66,679	68,784

(1)
Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

(2)	Related to lump sum pension payments.

(3)	Related to the deconsolidation of the Company's Venezuelan subsidiary in the second quarter 2016.

(4)	Related to the acquisition of Air Liquide Welding.

(5)	Related to the reversal of an income tax valuation allowance as a result of a legal entity change.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended September 30,
Return on Invested Capital	2017	2016
Net income as reported	$276,717	$193,696
Rationalization and asset impairment charges, net of tax of ($16)	—	450
Pension settlement charges, net of tax of $2,023 and $2,438 in 2017 and 2016, respectively	3,260	3,969
Loss on deconsolidation of Venezuelan subsidiary, net of tax of $1,097	—	33,251
Income tax valuation reversals	—	(7,196)
Venezuela currency devaluation	—	708
Acquisition transaction and integration costs, net of tax of $2,929	8,457	—
Amortization of step up in value of acquired inventories, net of tax of $569	1,745	—
Bargain purchase gain	(51,585)	—
Adjusted net income (1)	$238,594	$224,878
Plus: Interest expense, net of tax of $9,795 and $6,816 in 2017 and 2016, respectively	15,789	13,342
Less: Interest income, net of tax of $1,614 and $596 in 2017 and 2016, respectively	2,602	1,182
Adjusted net income before tax effected interest	$251,781	$237,038

Invested Capital	September 30, 2017	September 30, 2016
Short-term debt	$2,135	$183,827
Long-term debt, less current portion	704,804	359,831
Total debt	706,939	543,658
Total equity	945,928	752,917
Invested capital	$1,652,867	$1,296,575

Return on invested capital (1)(2)	15.2%	18.3%

(1)
Adjusted net income and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

(2)	Return on invested capital is defined as rolling 12 months of Adjusted net income excluding tax-effected interest income and expense divided by invested capital.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended September 30,
	2017	2016
OPERATING ACTIVITIES:
Net income	$106,126	$60,049
Non-controlling interests in subsidiaries’ loss	(15)	(10)
Net income including non-controlling interests	106,111	60,039
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Bargain purchase gain	(51,585)	—
Depreciation and amortization	18,451	16,263
Equity earnings in affiliates, net	(141)	(6)
Pension expense and settlement charges	3,495	3,216
Pension contributions and payments	(1,556)	(582)
Other non-cash items, net	(143)	(1,742)
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	15,706	10,437
Decrease in inventories	2,231	7,819
Decrease in trade accounts payable	(21,551)	(8,306)
Net change in other current assets and liabilities	22,978	24,309
Net change in other long-term assets and liabilities	(329)	1,854
NET CASH PROVIDED BY OPERATING ACTIVITIES	93,667	113,301

INVESTING ACTIVITIES:
Capital expenditures	(10,828)	(14,598)
Acquisition of businesses, net of cash acquired	(72,468)	—
Proceeds from sale of property, plant and equipment	892	257
Purchase of marketable securities	(75,619)	—
Proceeds from marketable securities	200	—
NET CASH USED BY INVESTING ACTIVITIES	(157,823)	(14,341)

FINANCING ACTIVITIES:
Net change in borrowings	(394)	23,989
Proceeds from exercise of stock options	936	4,703
Purchase of shares for treasury	(15,264)	(85,661)
Cash dividends paid to shareholders	(23,067)	(21,533)
Other financing activities	(372)	—
NET CASH USED BY FINANCING ACTIVITIES	(38,161)	(78,502)

Effect of exchange rate changes on Cash and cash equivalents	6,035	(549)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(96,282)	19,909
Cash and cash equivalents at beginning of period	395,735	237,019
Cash and cash equivalents at end of period	$299,453	$256,928

Cash dividends paid per share	$0.35	$0.32

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2017	2016
OPERATING ACTIVITIES:
Net income	$223,322	$145,004
Non-controlling interests in subsidiaries’ loss	(32)	(32)
Net income including non-controlling interests	223,290	144,972
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Loss on deconsolidation of Venezuelan subsidiary	—	34,348
Bargain purchase gain	(51,585)	—
Depreciation and amortization	50,457	48,495
Equity earnings in affiliates, net	(216)	(64)
Pension expense and settlement charges	816	12,472
Pension contributions and payments	(2,724)	(22,159)
Other non-cash items, net	15,489	(7,137)
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(24,300)	(11,956)
Increase in inventories	(22,526)	(7,673)
(Decrease) increase in trade accounts payable	(8,932)	13,922
Net change in other current assets and liabilities	61,847	33,838
Net change in other long-term assets and liabilities	3,738	1,122
NET CASH PROVIDED BY OPERATING ACTIVITIES	245,354	240,180

INVESTING ACTIVITIES:
Capital expenditures	(38,959)	(39,377)
Acquisition of businesses, net of cash acquired	(72,468)	(71,567)
Proceeds from sale of property, plant and equipment	1,994	936
Purchase of marketable securities	(145,553)	—
Proceeds from marketable securities	5,190	—
Other investing activities	—	(283)
NET CASH USED BY INVESTING ACTIVITIES	(249,796)	(110,291)

FINANCING ACTIVITIES:
Net change in borrowings	(605)	183,259
Proceeds from exercise of stock options	14,333	10,418
Purchase of shares for treasury	(23,012)	(288,594)
Cash dividends paid to shareholders	(69,083)	(66,180)
Other financing activities	(15,561)	(18,244)
NET CASH USED BY FINANCING ACTIVITIES	(93,928)	(179,341)

Effect of exchange rate changes on Cash and cash equivalents	18,644	2,197
DECREASE IN CASH AND CASH EQUIVALENTS	(79,726)	(47,255)
Cash and cash equivalents at beginning of period	379,179	304,183
Cash and cash equivalents at end of period	$299,453	$256,928

Cash dividends paid per share	$1.05	$0.96

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended September 30, 2017
Net sales	$398,289	$197,617	$73,585	$—	$669,491
Inter-segment sales	25,546	5,451	2,064	(33,061)	—
Total	$423,835	$203,068	$75,649	$(33,061)	$669,491

EBIT (1)	$68,813	$8,298	$9,244	$48,882	$135,237
As a percent of total sales	16.2%	4.1%	12.2%		20.2%
Special items charges (gains) (3)	5,283	2,314	—	(48,312)	(40,715)
Adjusted EBIT (2)	$74,096	$10,612	$9,244	$570	$94,522
As a percent of total sales	17.5%	5.2%	12.2%		14.1%
Three months ended September 30, 2016
Net sales	$377,520	$119,564	$70,562	$—	$567,646
Inter-segment sales	22,386	3,688	1,856	(27,930)	—
Total	$399,906	$123,252	$72,418	$(27,930)	$567,646

EBIT (1)	$68,285	$5,796	$8,757	$913	$83,751
As a percent of total sales	17.1%	4.7%	12.1%		14.8%
Special items charges (gains)	—	—	—	—	—
Adjusted EBIT (2)	$68,285	$5,796	$8,757	$913	$83,751
As a percent of total sales	17.1%	4.7%	12.1%		14.8%
Nine months ended September 30, 2017
Net sales	$1,186,760	$468,003	$222,483	$—	$1,877,246
Inter-segment sales	75,380	15,214	6,763	(97,357)	—
Total	$1,262,140	$483,217	$229,246	$(97,357)	$1,877,246

EBIT (1)	$212,034	$27,399	$27,491	$40,568	$307,492
As a percent of total sales	16.8%	5.7%	12.0%		16.4%
Special items charges (gains) (3)	5,283	2,314	—	(40,199)	(32,602)
Adjusted EBIT (2)	$217,317	$29,713	$27,491	$369	$274,890
As a percent of total sales	17.2%	6.1%	12.0%		14.6%
Nine months ended September 30, 2016
Net sales	$1,124,900	$376,684	$209,202	$—	$1,710,786
Inter-segment sales	69,673	11,955	6,983	(88,611)	—
Total	$1,194,573	$388,639	$216,185	$(88,611)	$1,710,786

EBIT (1)	$194,924	$21,699	$25,752	$(32,536)	$209,839
As a percent of total sales	16.3%	5.6%	11.9%		12.3%
Special items charges (gains) (4)	—	—	—	34,348	34,348
Adjusted EBIT (2)	$194,924	$21,699	$25,752	$1,812	$244,187
As a percent of total sales	16.3%	5.6%	11.9%		14.3%

(1)	EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.

(3)
Special items reflect pension settlement charges and acquisition transaction and integration costs, amortization of step up in value of acquired inventories and a bargain purchase gain related to the acquisition of Air Liquide Welding.

(4)	Special items reflect a charge related to the deconsolidation of the Company's Venezuelan subsidiary in the second quarter 2016.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2016	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2017
Operating Segments
Americas Welding	$377,520	$8,401	$1,140	$9,197	$2,031	$398,289
International Welding	119,564	7,988	61,520	3,446	5,099	197,617
The Harris Products Group	70,562	5,050	—	(2,604)	577	73,585
Consolidated	$567,646	$21,439	$62,660	$10,039	$7,707	$669,491

% Change
Americas Welding		2.2%	0.3%	2.4%	0.5%	5.5%
International Welding		6.7%	51.5%	2.9%	4.3%	65.3%
The Harris Products Group		7.2%	—	(3.7%)	0.8%	4.3%
Consolidated		3.8%	11.0%	1.8%	1.4%	17.9%

Nine Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2016	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2017
Operating Segments
Americas Welding	$1,124,900	$29,928	$5,832	$25,225	$875	$1,186,760
International Welding	376,684	15,712	61,520	11,068	3,019	$468,003
The Harris Products Group	209,202	10,982	—	806	1,493	$222,483
Consolidated	$1,710,786	$56,622	$67,352	$37,099	$5,387	$1,877,246

Americas Welding (excluding Venezuela)	$1,114,086	$40,742	$5,832	$25,225	$875	$1,186,760
Consolidated (excluding Venezuela)	$1,699,973	$67,435	$67,352	$37,099	$5,387	$1,877,246

% Change
Americas Welding		2.7%	0.5%	2.2%	0.1%	5.5%
International Welding		4.2%	16.3%	2.9%	0.8%	24.2%
The Harris Products Group		5.2%	—	0.4%	0.7%	6.3%
Consolidated		3.3%	3.9%	2.2%	0.3%	9.7%

Americas Welding (excluding Venezuela)		3.7%	0.5%	2.3%	0.1%	6.5%
Consolidated (excluding Venezuela) (1)		4.0%	4.0%	2.2%	0.3%	10.4%

(1)	Venezuelan sales in the nine months ended September 30, 2016 were $11 million.